UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On June 18, 2009 Senomyx, Inc. announced the unexpected death of Mark J. Zoller, Ph.D., our Executive Vice President of Discovery & Development and Chief Scientific Officer.

On June 30, 2009, in recognition of Dr. Zoller’s past service since March 2000 and significant scientific, strategic and commercial contributions to Senomyx throughout that period, the Compensation Committee of our Board of Directors approved the acceleration of vesting of options to purchase an aggregate of 139,704 shares of our common stock, which represent the unvested portion of stock option awards granted to Dr. Zoller on January 19, 2005, February 1, 2006, February 15, 2007 and February 15, 2008 under the Senomyx 2004 Equity Incentive Plan (“the Plan”). The accelerated stock options have exercise prices ranging from $7.49 to $16.25 per share.  In accordance with the Plan, Dr. Zoller’s estate will have up to eighteen months following his death to exercise the options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Vice President, General Counsel and
Corporate Secretary

Date: July 2, 2009